Luxfer Announces Third Quarter 2022 Financial Results

Third Quarter 2022 Highlights (all historical comparisons year-over-year; results exclude discontinued operations)

•Net sales of $100.2 million increased $9.0 million or 9.9%, primarily driven by pass-through of inflation
•GAAP diluted EPS from continuing operations of $0.31 increased $0.10
•Adjusted diluted EPS of $0.35 increased $0.09
•Adjusted EBITDA of $16.1 million increased $2.3 million or 16.7%
•Narrowing 2022 adjusted diluted EPS guidance to a range of $1.35 to $1.40

MILWAUKEE, WI, October 25, 2022 -- Business Wire -- Luxfer Holdings PLC (NYSE: LXFR) (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced financial results for the third quarter of 2022, ended September 25, 2022.

Third Quarter 2022 Consolidated Results
Net sales of $100.2 million increased $9.0 million from $91.2 million in the prior year period, including a $13.3 million benefit from cost pass-through to cover rising material inflation and a $0.6 million positive contribution from volume, partially offset by a foreign exchange impact of $4.9 million.

GAAP net income from continuing operations increased to $8.5 million, or $0.31 per diluted share, compared to $6.0 million, or $0.21 per diluted share, in the prior year period.

Adjusted net income measured $9.6 million, or $0.35 per diluted share, compared to $7.2 million, or $0.26 per diluted share, in the prior year period. Adjusted EBITDA of $16.1 million increased $2.3 million, or 16.7%, from $13.8 million in the prior year period. Foreign exchange reduced reported sales revenue by $4.9 million but contributed $0.8 million to Adjusted EBITDA. Supply chain constraints continued to limit volumes in some areas and inflationary pressures impacted costs.

“Our team again successfully navigated areas of strain in the supply chain to deliver solid third quarter results, and I thank our employees for their commitment to our customers,” said Andy Butcher, Chief Executive Officer. “Elektron drove our encouraging year-over-year expansion in net income and adjusted EBITDA, while both Gas Cylinders and Elektron worked to pass through rising costs. The business climate continues to evolve, and despite some signs of slowing in European end markets, our order books remain strong. With our flexible global footprint, we are confident in our ability to react to potential adverse macroeconomic developments brought on by tightening financial conditions while advancing our long-term growth objectives.”

Third Quarter 2022 Segment Results (all historical comparisons year-over-year; results exclude discontinued operations)

Elektron Segment
•Net sales of $56.8 million increased $11.2 million, or 24.6%, from $45.6 million, driven by favorable price impact to address material inflation as well as volume
•Adjusted EBITDA of $12.7 million increased $4.3 million, or 51.2%, from $8.4 million

Gas Cylinders Segment
•Net sales of $43.4 million decreased $2.2 million, or 4.8%, from $45.6 million, with cost pass-through offset by foreign exchange headwinds of $2.6 million
•Adjusted EBITDA of $3.4 million decreased $2.0 million, or 37.0%, from $5.4 million

Capital Resources and Liquidity
Free cash flow measured $1.3 million in the third quarter of 2022, compared to $7.7 million in the prior year and $0.6 million the second quarter of 2022. During the quarter, the Company made $2.8 million in cash restructuring payments. The Company also paid $3.6 million in dividends, or $0.13 per ordinary share, and returned $3.2 million to shareholders in the form of share repurchases.

On September 25, 2022, net debt totaled $75.6 million, resulting in a net debt to EBITDA ratio of 1.2x.

2022 Guidance
Based on the macroeconomic outlook, supply chain conditions, and other factors, Luxfer currently expects full-year 2022 adjusted diluted earnings per share of $1.35 to $1.40, compared to prior guidance of $1.35 to $1.50.

Conference Call Information
Luxfer management will host a conference call at 8:30 a.m. U.S. Eastern Daylight Time (EDT) on Wednesday, October 26, 2022 to review the Company’s quarterly results. The conference call can be accessed by dialing (800) 245-3047 or (203) 518-9814 for participants outside the U.S., using the conference ID code LXFRQ322. The live webcast of Luxfer’s earnings conference call can be accessed at the following link:

https://event.on24.com/wcc/r/3964921/1C90CF281B2E6147C9B62988A7B8AF7B

A replay of the webcast and slides used in the presentation will be available in the Investor Relations section of the Luxfer website under Quarterly Reports and Presentations within two hours of call completion. A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible through November 9, 2022 at midnight EST. To access the recording, please dial (800) 934-4577 or (402) 220-1177 for participants outside the U.S.

Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting, and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products, or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections, and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates, and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally, including as a result of post-Brexit regulation, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which the Company operates; (v) fluctuations in the cost of raw materials, utilities, and other inputs; (vi) currency fluctuations and hedging risks; (vii) the Company’s ability to protect its intellectual property; (viii) the significant amount of indebtedness it has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (ix) risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions, and restrictive measures implemented in response thereto, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the U.S. Securities and Exchange Commission on February 24, 2022. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events, or otherwise.

About Luxfer Holdings PLC
Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, clean energy, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares are traded under the symbol LXFR.

Contact Information
Michael Gaiden
Vice President of Investor Relations and Business Development
(414) 982-1663
Michael.Gaiden@Luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Third Quarter		Year-to-date
In millions, except share and per-share data	2022	2021	2022	2021
Net sales	$100.2	$91.2	$306.7	$275.4
Cost of goods sold	(77.0)	(70.1)	(233.6)	(203.2)
Gross profit	23.2	21.1	73.1	72.2
Selling, general and administrative expenses	(10.3)	(10.6)	(32.5)	(33.9)
Research and development	(1.0)	(1.3)	(3.5)	(2.9)
Restructuring charges	(0.3)	(0.5)	(2.0)	(2.1)
Acquisition and disposal related costs	—	(0.6)	(0.3)	(1.5)
Other charges	—	—	—	(1.1)
Operating income	11.6	8.1	34.8	30.7
Interest expense	(1.0)	(0.8)	(2.7)	(2.4)
Defined benefit pension credit	0.2	0.6	0.9	1.8
Income before income taxes	10.8	7.9	33.0	30.1
Provision for income taxes	(2.3)	(1.9)	(7.2)	(3.6)
Net income from continuing operations	8.5	6.0	25.8	26.5
Net loss from discontinued operations, net of tax	(0.5)	(0.7)	(0.9)	(2.8)
(Loss) / gain on disposition of discontinued operations, net of tax	—	(0.5)	—	6.6
Net (loss) / income from discontinued operations	$(0.5)	$(1.2)	$(0.9)	$3.8

Net income	$8.0	$4.8	$24.9	$30.3

Earnings / (loss) per share[1]
Basic from continuing operations	$0.31	$0.22	$0.94	$0.96
Basic from discontinued operations[2]	$(0.02)	$(0.04)	$(0.03)	$0.14
Basic	$0.29	$0.17	$0.91	$1.09

Diluted from continuing operations	$0.31	$0.21	$0.93	$0.94
Diluted from discontinued operations[2]	$(0.02)	$(0.04)	$(0.03)	$0.14
Diluted	$0.29	$0.17	$0.90	$1.08

Weighted average ordinary shares outstanding
Basic	27,295,862	27,722,472	27,403,844	27,718,874
Diluted	27,525,314	28,033,732	27,652,886	28,072,155

1 The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular period may not equal the earnings-per-share amount in total.
2 The loss per share for discontinued operations in the Third Quarter of 2022 and 2021 and year-to-date of 2022 has not been diluted, since the incremental shares included in the weighted-average number of shares outstanding would have been anti-dilutive.

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 25,	December 31,
In millions, except share and per-share data	2022	2021
Current assets
Cash and cash equivalents	$11.2	$6.2
Restricted cash	0.3	0.2
Accounts and other receivables, net of allowances of $0.7 and $0.8, respectively	66.1	57.8
Inventories	111.6	90.5
Current assets held-for-sale	9.1	8.5
Total current assets	$198.3	$163.2
Non-current assets
Property, plant and equipment, net	$75.0	$87.5
Right-of-use assets from operating leases	22.9	12.6
Goodwill	62.5	69.7
Intangibles, net	12.4	13.7
Deferred tax assets	7.1	8.0
Investments and loans to joint ventures and other affiliates	0.3	0.4
Pensions and other retirement benefits	13.9	13.7
Total assets	$392.4	$368.8
Current liabilities
Short-term debt	$25.0	$—
Accounts payable	$27.9	$31.7
Accrued liabilities	32.6	28.2
Taxes on income	7.8	3.0
Current liabilities held-for-sale	4.9	1.4
Other current liabilities	12.6	19.6
Total current liabilities	$110.8	$83.9
Non-current liabilities
Long-term debt	$61.8	$59.6
Pensions and other retirement benefits	2.3	1.9
Deferred tax liabilities	2.7	2.7
Other non-current liabilities	19.5	11.6
Total liabilities	$197.1	$159.7
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2022 and 2021; issued and outstanding 28,944,000 for 2022 and 2021	$26.5	$26.5
Deferred shares of £0.0001 par value; authorized issued and outstanding 761,835,318,444 shares for 2021	—	149.9
Additional paid-in capital	220.6	70.9
Treasury shares	(16.2)	(9.6)
Own shares held by ESOP	(0.9)	(1.1)
Retained earnings	121.8	107.5
Accumulated other comprehensive loss	(156.5)	(135.0)
Total shareholders' equity	$195.3	$209.1
Total liabilities and shareholders' equity	$392.4	$368.8

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year-to-date
In millions	2022	2021
Operating activities
Net income	$24.9	$30.3
Net loss / (income) from discontinued operations	0.9	(3.8)
Net income from continuing operations	$25.8	$26.5
Adjustments to reconcile net income to net cash (used) / provided by operating activities
Depreciation	9.8	10.5
Amortization of purchased intangible assets	0.6	0.7
Amortization of debt issuance costs	0.4	0.3
Share-based compensation charges	1.8	2.2
Deferred income taxes	0.5	(2.2)
Gain on disposal of property, plant and equipment	(0.2)	—
Defined benefit pension credit	(0.9)	(1.8)
Defined benefit pension contributions	—	(4.6)
Changes in assets and liabilities
Accounts and other receivables	(13.6)	(10.2)
Inventories	(29.6)	(5.4)
Current assets held-for-sale	(3.8)	(1.6)
Other current assets	—	0.4
Accounts payable	3.5	9.6
Accrued liabilities	5.5	8.6
Current liabilities held-for-sale	3.5	(1.0)
Other current liabilities	(1.9)	0.7
Other non-current assets and liabilities	(4.6)	1.4
Net cash (used) / provided by operating activities - continuing	(3.2)	34.1
Net cash provided by operating activities - discontinued	—	—
Net cash (used) / provided by operating activities	$(3.2)	$34.1
Investing activities
Capital expenditures	$(5.2)	$(5.6)
Proceeds from sale of property, plant and equipment	3.7	—
Proceeds from sale of businesses and other	—	23.7
Acquisitions, net of cash acquired	—	(19.3)
Net cash used by investing activities - continuing	(1.5)	(1.2)
Net cash used by investing activities - discontinued	—	—
Net cash used by investing activities	$(1.5)	$(1.2)
Financing activities
Net drawdown / (repayment) of long-term borrowings	$31.7	$(4.4)
Repurchase of deferred shares	(0.1)	—
Repurchase of own shares	(6.9)	(2.8)
Share-based compensation cash paid	(1.4)	(1.9)
Dividends paid	(10.6)	(10.2)
Net cash provided / (used) by financing activities	$12.7	$(19.3)
Effect of exchange rate changes on cash and cash equivalents	(2.9)	0.1
Net increase	$5.1	$13.7
Cash, cash equivalents and restricted cash; beginning of year	6.4	1.5
Cash, cash equivalents and restricted cash; end of the Third Quarter	11.5	15.2

Supplemental cash flow information:
Interest payments	$2.8	$2.5
Income tax payments, net	2.2	5.2

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION (UNAUDITED)

	Net sales				Adjusted EBITDA
	Third Quarter		Year-to-date		Third Quarter		Year-to-date
In millions	2022	2021	2022	2021	2022	2021	2022	2021
Gas Cylinders segment	$43.4	$45.6	$131.9	$128.3	$3.4	$5.4	$9.8	$16.7
Elektron segment	56.8	45.6	174.8	147.1	12.7	8.4	39.3	32.1
Consolidated	$100.2	$91.2	$306.7	$275.4	$16.1	$13.8	$49.1	$48.8

	Depreciation and amortization				Restructuring charges
	Third Quarter		Year-to-date		Third Quarter		Year-to-date
In millions	2022	2021	2022	2021	2022	2021	2022	2021
Gas Cylinders segment	$1.2	$1.4	$3.8	$3.9	$0.3	$0.5	$1.8	$1.1
Elektron segment	2.1	2.4	6.6	7.3	—	—	0.2	1.0
Consolidated	$3.3	$3.8	$10.4	$11.2	$0.3	$0.5	$2.0	$2.1

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

	Third Quarter		Year-to-date
In millions except per share data	2022	2021	2022	2021
Net income from continuing operations	$8.5	$6.0	$25.8	$26.5
Accounting charges relating to acquisitions and disposals of businesses:
Amortization on acquired intangibles	0.2	0.3	0.6	0.7
Acquisition and disposal related costs	—	0.6	0.3	1.5
Defined benefit pension credit	(0.2)	(0.6)	(0.9)	(1.8)
Restructuring charges	0.3	0.5	2.0	2.1
Other charges	—	—	—	1.1
Share-based compensation charges	0.9	0.8	1.8	2.2
Other non-recurring tax items[1]	—	—	—	(2.2)
Income tax on adjusted items	(0.1)	(0.4)	(0.7)	(1.8)
Adjusted net income	$9.6	$7.2	$28.9	$28.3

Adjusted earnings per ordinary share
Diluted earnings per ordinary share	$0.31	$0.21	$0.93	$0.94
Impact of adjusted items	0.04	0.05	0.12	0.07
Adjusted diluted earnings per ordinary share[2]	$0.35	$0.26	$1.05	$1.01
(1) Other non-recurring tax items represents the impact of the enacted U.K. tax rate change (from 19% to 25% with effect from April 2023) on deferred tax assets related to our U.K. defined benefit pension plan.
(2) For the purpose of calculating diluted earnings per share, the weighted average number of ordinary shares outstanding during the financial year has been adjusted for the dilutive effects of all potential ordinary shares and share options granted to employees, except where there is a loss in the period, then no adjustment is made.

LUXFER HOLDINGS PLC
ADJUSTED EBITDA (UNAUDITED)

	Third Quarter		Year-to-date
In millions	2022	2021	2022	2021
Adjusted net income	$9.6	$7.2	$28.9	$28.3
Add back:
Other non-recurring tax items	—	—	—	2.2
Income tax on adjusted items	0.1	0.4	0.7	1.8
Provision for income taxes	2.3	1.9	7.2	3.6
Net finance costs	1.0	0.8	2.7	2.4
Gain on disposal of PPE	—	—	(0.2)	—
Adjusted EBITA	$13.0	$10.3	$39.3	$38.3
Depreciation	3.1	3.5	9.8	10.5
Adjusted EBITDA	$16.1	$13.8	$49.1	$48.8

ADJUSTED EFFECTIVE TAX RATE
(UNAUDITED)

	Third Quarter		Year-to-date
In millions	2022	2021	2022	2021
Adjusted net income	$9.6	$7.2	$28.9	$28.3
Add back:
Other non-recurring tax items	—	2.2	—	2.2
Income tax on adjusted items	0.1	0.4	0.7	1.8
Provision for income taxes	2.3	1.9	7.2	3.6
Adjusted income before income taxes	$12.0	$11.7	$36.8	$35.9
Adjusted provision for income taxes	2.4	4.5	7.9	7.6
Adjusted effective tax rate	20.0%	38.5%	21.5%	21.2%